SUB-ITEM 77Q1

(e)	Amended and Restated Schedule A and Schedule B dated as of
December 9, 2008
to Investment Advisory Agreement dated as of June 15, 2005 between CRM Mutual
Fund Trust and Cramer Rosenthal McGlynn, LLC

AMENDED AND RESTATED
SCHEDULE A AND SCHEDULE B
DATED AS OF DECEMBER 9, 2008
TO
INVESTMENT ADVISORY AGREEMENT
DATED AS OF JUNE 15, 2005
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC

	Schedule A and Schedule B to the Investment Advisory
Agreement between
CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15,
2005 are hereby amended and restated as of the date set forth above as follows:


SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC

Name of Funds
CRM Small Cap Value Fund
CRM Small/Mid Cap Value Fund
CRM Mid Cap Value Fund
CRM Large Cap Opportunity Fund
CRM All Cap Value Fund
CRM 130/30 Value Fund
CRM Global Opportunity Fund
CRM International Opportunity Fund



SCHEDULE B
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC
Fee Schedule
Fund
Annual Fee as a % of
Average Daily Net Assets
CRM Small Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Small/Mid Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Mid Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Large Cap Opportunity Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM All Cap Value Fund
..95% of the Fund's first $1 billion of average daily net assets; .90% of the Fund's next $1 billion of average daily net assets; and .85% of the Fund's average daily net assets over $2 billion.


CRM 130/30 Value Fund
1.25% of the Fund's average daily net assets


CRM Global Opportunity Fund
..90% of the Fund's first $2 billion of average daily net assets; and .85% of the Fund's average daily net assets over $2 billion.


CRM International Opportunity Fund
..90% of the Fund's first $2 billion of average daily net assets; and .85% of the Fund's average daily net assets over $2 billion.


IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/Ronald H. McGlynn
Name: 	Ronald H. McGlynn
Title: 	Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal
Name: 	Carlos Leal
Title: 	Chief Financial Officer